SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2003

Equistar Chemicals, LP

(Exact name of registrant as specified in its charter)

Delaware	333-76473	76-0550481
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1221 McKinney Street

Suite 700, Houston, Texas 77010

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 713-652-7200

Item 5. Other Events.

On November 18, 2003 Equistar Chemicals, LP (“Equistar”) announced that it will sell $250 million of 10-5/8% senior notes due 2011 in a private placement offering as part of a financing plan announced earlier this week. The notes will be priced at approximately 104.7% to yield 9-1/2%. The notes will mature May 1, 2011. Equistar’s November 18, 2003 press release regarding the offering is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equistar Chemicals, LP

By:	/s/ Charles L. Hall

Charles L. Hall Vice President, Controller and Chief Accounting Officer

Date: November 18, 2003

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release